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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 March 13, 2001
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                Date of Report (Date of earliest event reported)


                               Novo Networks, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                        0-28579               75-2233445
(State or Other Jurisdiction of         Commission File       (I.R.S. Employer
 Incorporation or Organization)             Number           Identification No.)


      300 Crescent Court, Suite 800
               Dallas, Texas                               75201
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


                                 (214) 777-4100
               --------------------------------------------------
               Registrant's telephone number, including area code




--------------------------------------------------------------------------------
          (Former Name or former Address, if Changed Since Last Report)


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ITEM 5. Other Events.

         On March 13, 2001, the Registrant received a notice from Infinity Investors Limited, Infinity Emerging Subsidiary Limited and IEO Investments Limited (the "Requesting Holders") to the effect that the Requesting Holders were exercising their collective right to remove certain resale restrictions under the Registration Rights Agreement, dated September 22, 1999, by and among the Registrant, the Requesting Holders and certain other stockholders of the Company (the "Registration Rights Agreement").

         The Requesting Holders have released 3% of the shares of the Registrant's common stock that are subject to the lock-up restrictions of
Section 8 of the Registration Rights Agreement, effective as of March 17, 2001. As a result of this action, 1,425,976 shares of the Registrant's common stock (825,000 of which are beneficially owned by the Requesting Holders), are no longer subject to the lock-up restrictions of the Registration Rights Agreement, and may be publicly resold from time to time, subject to applicable Federal and state securities laws, rules and regulations.

         A copy of the Requesting Holders' notice is attached to this Report as
Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         99.1 Notice of Release of Lock-Up.


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                  Pursuant to the requirements of the Securities Exchange Act of
1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


March 15, 2001


                                           Novo Networks, Inc.


                                           By  /s/ STUART J. CHASANOFF
                                              ----------------------------------
                                           Name:  Stuart J. Chasanoff
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary


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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

  99.1            Notice of Release of Lock-Up